UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

April 4, 2019

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9576 (Commission File Number)	22-2781933 (I.R.S. Employer Identification Number)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.                               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Board of Directors (the “Board”) of Owens-Illinois, Inc. (the “Company”) appointed John A. Haudrich as Senior Vice President and Chief Financial Officer of the Company today.

Mr. Haudrich succeeds Jan A. Bertsch, who is stepping down and retiring today as Senior Vice President and Chief Financial Officer of the Company. Ms. Bertsch will serve as an advisor until her expected departure from the Company in mid-2019.

Mr. Haudrich, age 51, has served as the Company’s Senior Vice President and Chief Strategy and Integration Officer since November 2015. In addition, Mr. Haudrich served as the Company’s Vice President and Acting Chief Financial Officer (2015), Vice President, Finance and Corporate Controller (2011 to 2015) and Vice President, Investor Relations (2009 to 2011).

Mr. Haudrich will receive an annual base salary of $550,000, a target annual incentive of 80% of his annual base salary and be eligible for annual long-term equity grants under the Company’s long-term incentive program with an aggregate annual grant-date target value of 200% of his annual base salary. In addition, Mr. Haudrich was granted one-time awards of restricted stock units (“RSUs”) and performance stock units (“PSUs”) with grant-date fair values of $200,000 and $300,000, respectively. Twenty-five percent (25%) of the RSUs will vest on each of the first four anniversaries of the grant date, subject to his continued employment through the vesting date (except as otherwise specified in the award agreement).  The PSUs are eligible to vest on January 1, 2022 based on the Company’s relative total shareholder return, cumulative annual diluted earnings per share and average annual return on invested capital during the three-year period ending on December 31, 2021, subject to his continued employment through the vesting date (except as otherwise specified in the award agreement).  The RSUs and PSUs were granted in tandem with dividend equivalents that, from the grant date until the payment, forfeiture or other termination of the RSUs or PSUs (as applicable) to which such dividend equivalents relate, will entitle Mr. Haudrich to receive an amount equal to the dividends declared on the Company’s common stock underlying the RSUs or PSUs (as applicable), to the extent such RSUs or PSUs become vested.  Mr. Haudrich is eligible to participate in the other components of the Company’s executive compensation program, including the retirement, severance, health and welfare programs and other benefits, which are described in the Company’s Definitive Proxy Statement filed on April 2, 2019.

Ms. Bertsch’s departure from the Company in mid-2019 will be treated as a retirement for purposes of each of her then-outstanding equity awards granted under the Company’s long-term incentive program.

ITEM 7.01.          REGULATION FD DISCLOSURE.

A copy of the Company’s press release announcing the appointment of Mr. Haudrich and the departure of Ms. Bertsch is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                                                                 Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: April 4, 2019	By:	/s/ Mary Beth Wilkinson
	Name:	Mary Beth Wilkinson
	Title:	Senior Vice President, General Counsel and Corporate Secretary